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                                                                  Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 filed on or about August 8, 1999 of Grand Central Financial Corp. of our report dated February 20, 2002 related to the consolidated balance sheets of Grand Central Financial
Corp. as of December 31, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, which report is included in this Form 10-KSB.




                                             /s/ Crowe, Chizek and Company LLP
                                             Crowe, Chizek and Company LLP

Cleveland, Ohio
March 18, 2002